   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 1998.
                                                 REGISTRATION NO. 333-      .
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ----------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                               SPORT-HALEY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    COLORADO
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   84-1111669
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                             4600 EAST 48TH AVENUE
                             DENVER, COLORADO 80216
                           TELEPHONE: (303) 320-8800
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ROBERT G. TOMLINSON
                             4600 EAST 48TH AVENUE
                             DENVER, COLORADO 80216
                           TELEPHONE: (303) 320-8800
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             ROBERT W. WALTER, ESQ.
                    BERLINER ZISSER WALTER & GALLEGOS, P.C.
                        SUITE 4700, 1700 LINCOLN STREET
                             DENVER, COLORADO 80203
                           TELEPHONE: (303) 830-1700
                                 --------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [ X ]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]


                                              CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                          AMOUNT         PROPOSED          PROPOSED MAXIMUM       AMOUNT OF
                TITLE OF EACH CLASS OF                    TO BE      MAXIMUM OFFERING         AGGREGATE         REGISTRATION
             SECURITIES TO BE REGISTERED                REGISTERED   PRICE PER UNIT(1)    OFFERING PRICE(1)          FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock..........................................    22,250           $8.75               $194,688            $59.00
===============================================================================================================================

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(o).
                     -------------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE RELATED REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY APPLICABLE STATE SECURITIES COMMISSION BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED DECEMBER , 1998




                                 22,250 SHARES
[HALEY LOGO]


                               SPORT-HALEY, INC.


                                  COMMON STOCK


    This is an offering of 22,250 shares of Common Stock of Sport-Haley, Inc. by a selling shareholder. The shares will not be issued until the selling shareholder exercises warrants to purchase the shares and pays the exercise price to Sport-Haley. Sport-Haley will receive the $6.50 per share exercise price of the Warrants, but will not receive proceeds from the sale of the shares by the selling shareholder. The expenses of registering the shares will be paid by the selling shareholder.

    The selling shareholder intends to sell the shares as principal for his own account. He may sell the shares in the over-the-counter market or in privately negotiated sales. See "Plan of Distribution."

    On December 16, 1998, the last sale price of the Common Stock was $10.00 per share. Sport-Haley's Common Stock is traded on the Nasdaq National Market under the symbol "SPOR".


                         -----------------------------

 INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS"
                             BEGINNING ON PAGE 5.


                         -----------------------------


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
           OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                         -----------------------------



                      PROSPECTUS DATED DECEMBER ___, 1998.

                               TABLE OF CONTENTS


                                                                                                                PAGE
                                                                                                                ----
Prospectus Summary................................................................................................3
Risk Factors......................................................................................................6
Important Factors Related to Forward-Looking Statements
 and Associated Risks............................................................................................10
Use of Proceeds..................................................................................................10
Selling Shareholder..............................................................................................10
Plan of Distribution.............................................................................................10
Legal Matters....................................................................................................11
Experts..........................................................................................................11
Additional Information...........................................................................................11
Incorporation of Certain Documents By Reference..................................................................11


                              -------------------

                               PROSPECTUS SUMMARY

    This summary highlights information contained elsewhere in this prospectus or in the documents which are incorporated by reference, including Sport-Haley's most recent Form 10-K and Form 10-Q. It is not complete and may not contain all of the information that you should consider before investing in the common stock. You should read the entire prospectus carefully, including the "Risk Factors" section.

                                  THE COMPANY

    Sport-Haley designs, manufactures and markets men's and women's quality fashion golf apparel known for its innovative design, quality fabrics, generous fit and classic style. Sport-Haley's apparel is sold under the distinctive Haley(R) label in the premium and mid-price market through a network of independent sales representatives and distributors primarily to golf professional shops, country clubs and resorts throughout the United States and internationally. Sport-Haley's apparel collection includes a wide variety of shirts, tops, pullovers, vests, shorts, sweaters, pants and skirts, as well as outerwear and headwear. Sport-Haley custom embroiders a majority of its men's apparel with a customer's club, resort, or corporate logo, thereby promoting the image of both Sport-Haley and its customers. Sport-Haley's apparel is presented to the golf industry in spring and fall collections at the two major industry trade shows held each year.

    Sport-Haley's marketing strategy is to enhance its position as a leading provider of fashion golf apparel by capitalizing on the market awareness of the Haley brand name and expanding distribution of its apparel lines. Sport-Haley intends to implement this strategy by:

    o increasing distribution through addition of new golf professional shops to its customer base and promoting increases in purchases from existing customers;
    o securing and expanding distribution arrangements for international sales;
    o diversifying product lines by developing new styles and designs which are natural variations on its existing apparel designs; and
    o   increasing market penetration in the corporate market.

    In April 1998, Sport-Haley acquired a 52% ownership interest in one of its principal cutting and sewing contractors, B & L Sportswear, Inc. Following the acquisition, B & L Sportswear, Inc. began providing cutting and sewing services exclusively to Sport-Haley. This acquisition was completed to centralize a majority of Sport-Haley's cutting and sewing operations. In addition, Sport-Haley believes that the acquisition of B & L Sportswear, Inc. will:

    o   enhance its ability to control manufacturing and inventory costs;
    o   assure the availability of cutting and sewing services when required;
        and
    o position Sport-Haley to remain competitive and generate margins comparable to historical levels.

    Sport-Haley was incorporated in Colorado in January 1991. Its principal executive offices are located at 4600 East 48th Avenue, Denver, Colorado 80216, and its telephone number is (303) 320-8800.

                                  THE OFFERING



Common Stock offered by selling shareholder....   22,250 shares


Common Stock outstanding at November 30, 1998..   4,408,362 shares


Use of proceeds................................   The shares of Common Stock
                                                  are being offered by the
                                                  selling shareholder.
                                                  Sport-Haley will not receive
                                                  any proceeds from sale of the
                                                  shares. The exercise price
                                                  received by Sport-Haley upon
                                                  exercise of the warrants by
                                                  the selling shareholder will
                                                  be added to working capital.

Nasdaq National Market(R) symbol...............   SPOR

                             SUMMARY FINANCIAL DATA

    The following consolidated selected financial data should be read in conjunction with the Consolidated Financial Statements and related Notes thereto appearing in Sport-Haley's Report on Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein.



                                                                                    FOR THE YEAR  ENDED JUNE 30,
                                                           ----------------------------------------------------------------------
                                                              1994            1995           1996          1997           1998
                                                           ----------------------------------------------------------------------
                                                                  (IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)

CONSOLIDATED STATEMENTS OF
OPERATIONS DATA:
Net sales ............................................     $    6,649     $   12,567     $   20,287     $   28,900     $   31,299
Cost of goods sold ...................................          4,296          7,465         11,719         16,820         18,406
Gross profit .........................................          2,352          5,102          8,568         12,080         12,893
Selling, general and
   administrative expenses ...........................          1,747          3,361          4,995          6,970          7,681
Income from operations ...............................            605          1,741          3,573          5,110          5,212
Interest and other income, net .......................             50            279            352            390            290
Income before minority interest
   and provision for income taxes ....................            655          2,020          3,925          5,500          5,502
Income taxes .........................................            248            743          1,453          1,590          1,238
Net income ...........................................            407          1,277          2,472          3,910          4,264
Net income per common and
   equivalent shares outstanding
   (basic) ...........................................     $      .23     $      .84     $      .66     $      .40     $      .93
Net income per common and
   equivalent shares outstanding
   (diluted) .........................................     $      .22     $      .40     $      .65     $      .84     $      .93
Weighted average common and
    equivalent shares outstanding
   (basic)............................................      1,769,565      3,201,303      3,769,859      4,658,796      4,564,355
Weighted average common and
    equivalent shares outstanding
   (diluted)..........................................      1,805,989      3,201,303      3,787,251      4,627,879      4,592,751



                                                                      THREE MONTHS
                                                                   ENDED SEPTEMBER 30,
                                                           -------------------------------
                                                                 1997              1998
                                                           -------------------------------
                                                                       (UNAUDITED)

CONSOLIDATED STATEMENTS OF
OPERATIONS DATA:
Net sales ............................................     $    6,835     $    7,496
Cost of goods sold ...................................          4,258          4,609
Gross profit .........................................          2,577          2,887
Selling, general and
   administrative expenses ...........................          1,652          1,842
Income from operations ...............................            925          1,045
Interest and other income, net .......................            107            119
Income before minority interest
   and provision for income taxes                               1,032          1,164
Income taxes .........................................            280            350
Net income ...........................................            752            827
Net income per common and
   equivalent shares outstanding
   (basic) ...........................................     $      .16     $      .18
Net income per common and
   equivalent shares outstanding
   (diluted) .........................................     $      .16     $      .18
Weighted average common and
    equivalent shares outstanding
   (basic) ...........................................      4,659,185      4,501,946
Weighted average common and
    equivalent shares outstanding
   (diluted) .........................................      4,799,805      4,501,946


                                                                 JUNE 30,
                                        -------------------------------------------------------      SEPTEMBER 30,
                                          1994       1995       1996       1997       1998               1998
                                        -------------------------------------------------------    -----------------
                                                                                                     (UNAUDITED)
                                                                  (IN THOUSANDS)                   (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital ...................     $ 5,233     $10,786     $21,427     $25,251     $28,658      $28,790
Total assets ......................       6,711      14,211      27,766      30,922      35,236       33,649
Total liabilities .................       1,118       2,269       3,400       2,216       3,771        1,874
Shareholders' equity ..............       5,593      11,942      24,365      28,706      31,465       31,725

                                  RISK FACTORS

    You should carefully consider the following factors and other information in this Prospectus before deciding to invest in the shares.

COMPETITION

    The fashion golf apparel market is intensely competitive. The golf apparel industry is highly fragmented and no single company is believed to have in excess of 10% of the market. Sport-Haley generally competes with Ashworth, Izod Club, Polo/Ralph Lauren Corporation, Tommy Hilfiger and Cutter & Buck Inc. in the golf apparel market. Sport-Haley also competes with manufacturers of quality men's and women's sportswear and general leisure wear such as Nike and Nautica Enterprises Inc. Many of Sport-Haley's primary competitors also sell apparel in the corporate market. Competition is based primarily on brand recognition and loyalty, quality, price, style and design, service and availability of shelf space. Many of Sport-Haley's competitors have longer operating histories and greater financial and marketing resources than Sport-Haley. Because of intense competition, Sport Haley may be unable to increase or even maintain its market share. Alternatively, Sport-Haley may have to reduce prices or accept reduced margins to maintain market share. A decrease in market share or reductions in prices and margins due to competition could have a material adverse effect on Sport-Haley's financial results.

CHANGES IN APPAREL DESIGN; FORECASTING AND SCHEDULING

    Design trends in the golf apparel business change rapidly. Sport-Haley must anticipate these changes in trends because it generally designs and manufactures its apparel substantially in advance of sales to customers. Sport-Haley develops forecasts for each of its apparel products and establishes production and delivery schedules to meet expected customer demand. If Sport-Haley is unsuccessful in anticipating design trends or forecasting apparel demand, it may:

    o    have insufficient or excess inventory;
    o    be unable to take advantage of market opportunities; or
    o    be required to reduce prices.

    Any of these events could have a material adverse effect on Sport-Haley's financial results. Although Sport-Haley has been successful in anticipating apparel demand in most instances, it has marked down prices in the past to reduce inventory of specific styles. Future price markdowns required to reduce inventory would have a material adverse effect on Sport-Haley's financial results.

DEPENDENCE ON SUPPLIERS AND OUTSIDE CONTRACTORS

    In fiscal 1998, Sport-Haley purchased its fabric in bulk from approximately 15 different domestic and foreign mills and its trim and headwear components from several suppliers. The four largest suppliers accounted for approximately 80% of total trim and headwear component expenditures in fiscal 1998. Sport-Haley utilizes various suppliers to provide different portions of the Elements line including suppliers that furnish Gore-tex(R) fabrics used in a portion of the Elements line. Manufacturers must be approved vendors to use Gore-tex(R) fabrics in the manufacturing process. Because different suppliers provide portions of the Elements line, the loss of any of these suppliers, particularly a supplier of Gore-tex(R) fabric, could adversely impact delivery of outerwear.

    Sport-Haley does not have any formal contractual arrangements for the purchase of fabric, trim or headwear components from its suppliers. Rather, it issues purchase orders for these materials as required. Sport-Haley believes that all of the components of its apparel are available from a large number of domestic and foreign suppliers. If Sport-Haley is unable to obtain raw materials from suppliers during periods of high seasonal demand, deliveries to customers could be delayed. Delivery delays may adversely affect Sport-Haley's financial results because customers can return apparel that arrives past specified delivery dates.

    Embroidery operations and headwear sewing and assembly are performed at Sport-Haley's facility in Denver, Colorado. Contractors located primarily in the United States and its territories are responsible for all other cutting and sewing of apparel. During fiscal 1998, Sport-Haley used nine "cutting and sewing" contractors. Approximately 75% of Sport-Haley's apparel was produced by five of these cutting and sewing contractors. In April 1998, Sport-Haley acquired a 52% ownership interest in one of its principal cutting and sewing contractors. That contractor now manufactures exclusively for Sport-Haley. No contractual arrangements exist between Sport-Haley and any of its other cutting and sewing contractors. Sport-Haley believes that these services may be purchased from a large number of domestic and foreign sources. Reliance on foreign suppliers subjects Sport-Haley to various risks, including:

    o    changes in economic policies;
    o    political or labor conditions;
    o imposition of new or additional currency or exchange controls; o tariffs and other trade barriers; and
    o    adverse foreign tax consequences.

    Although Sport-Haley contracts to purchase fabric or finished apparel in U.S. dollars, changes in exchange rates could increase the effective prices Sport-Haley pays for its products.

    If suppliers or contractors do not deliver apparel in a timely manner or if raw materials or finished products are inconsistent or of inferior quality, Sport-Haley's relationships with its customers and independent sales representatives may be adversely impacted. If Sport-Haley is unsuccessful in managing these risks, its financial results may be materially adversely affected.

LIMITED HIGH-END MARKET

    Sport-Haley's target customers consist of approximately 7,500 high quality golf professional shops out of the estimated total of 13,000 U.S. golf professional shops. The domestic golf professional shop market is limited and Sport-Haley already distributes its apparel to approximately half of the targeted high quality golf professional shops. High quality sportswear and general leisure wear, which is similar to fashion golf apparel, can be purchased from a variety of sources, including:

    o    department stores;
    o    sporting goods stores;
    o    catalog retailers; and
    o    other retail outlets.

    Customers seeking to purchase high quality sportswear may elect to purchase apparel from these sources, thus creating competition for discretionary consumer spending. Sport-Haley generally limits sales of its apparel in other retail distribution channels to select high end retail accounts to foster customer loyalty among golf professional shops. Sport-Haley's future growth and profitability may be adversely impacted by reliance on a limited high-end market.

RISKS ASSOCIATED WITH EXPANSION INTO CORPORATE MARKET

    Sport-Haley believes there is a natural synergy between the golf market and corporate market as both markets can be served from substantially the same inventory. Sport-Haley is actively pursuing sales in the corporate market primarily though oral agreements with promotional product companies. These promotional product companies generally create a catalog containing products bearing the logos of corporations. Sport-Haley's apparel is currently appearing, or confirmed to appear, in a variety of catalogs, including catalogs for several Fortune 500 companies. Sport-Haley does not enter into a formal agreement with these promotional product companies, but generally agrees to keep sufficient inventory to fulfill orders for a period of time, usually a one year period. Sport-Haley may not be able to compete successfully in this highly competitive market. If Sport-Haley is unable to increase its market share in the corporate market, revenue may increase at a slower rate than expenses. This would adversely affect financial results.

FLUCTUATIONS IN QUARTERLY RESULTS; SEASONALITY

    Sport-Haley may experience significant fluctuations in future quarterly operating results due to a number of factors, including:

    o    changes in product and customer mix;
    o acceptance of apparel designs introduced by Sport-Haley or its competitors;
    o    seasonality in apparel purchases;
    o    poor weather conditions during the golf season;
    o    loss of independent sales representatives;
    o    adverse changes in material and manufacturing costs;
    o    failure to timely deliver apparel;
    o    pricing trends in the golf apparel industry;
    o    the level and pricing of international sales;
    o    foreign currency exchange rates; and
    o    general economic conditions.

    If Sport-Haley's operating results fall below the expectations of securities analysis and investors due to any of the foregoing factors, the price of Sport-Haley's common stock would likely decrease. Price and volume fluctuations in small capitalization stocks generally that are otherwise unrelated to the operating performance of Sport-Haley may cause the price of Sport-Haley's common stock to vary significantly.

    Sport Haley's business is seasonal, with sales in the third and fourth fiscal quarters typically exceeding the other two quarters of each fiscal year. Quarterly operating results could vary significantly from prior periods due to seasonality and other factors. Sport-Haley believes that sales growth in fiscal 1998 was negatively impacted by: (i) canceled sales orders and increased returns and allowance costs, primarily resulting from late shipments during the UPS strike; and (ii) inclement weather attributed to El Nino that negatively impacted sales to many of its golf professional shops in California, North and South Carolina, Florida and Arizona. Similar events in the future may adversely affect operating results.

DEPENDENCE ON INDEPENDENT SALES REPRESENTATIVES

    Sport-Haley sells its apparel to golf professional shops through a network of independent sales representatives. Agreements with independent sales representatives are generally terminable for any reason by either party on 30 days' notice. A number of Sport-Haley's independent sales representatives carry other product lines that may compete directly or indirectly with Sport-Haley's product lines. Sport-Haley's continued growth depends in part on existing representatives increasing their sales per account or increasing their account base. Existing representatives may be unable to increase sales per account or increase their number of accounts. Sport-Haley may be unsuccessful in expanding the number of sales representatives if it seeks to do so. The loss of existing sales representatives for any reason could have a material adverse impact on Sport-Haley's financial results.

DEPENDENCE ON KEY PERSONNEL

    Sport-Haley's continued success depends to a significant extent on its executive officers, particularly Robert G. Tomlinson, Chairman of the Board and Chief Executive Officer, and Robert W. Haley, President. Sport-Haley has an employment agreement with Mr. Tomlinson that expires in December 1999 and with Mr. Haley that expires December 1998. These agreements do not assure Sport-Haley the continued services of these officers. Sport-Haley does not maintain key man life insurance on the lives of any its executive officers. The inability or unwillingness of either Mr. Tomlinson or Mr. Haley, or other members of the senior management team, to continue their employment could have an adverse effect on Sport-Haley. The success of Sport-Haley will also depend on successful recruitment and retention of quality sales, manufacturing and other personnel.

RIGHTS TO ACQUIRE SHARES

    As of June 30, 1998, a total of 421,999 non-qualified and incentive options were outstanding under Sport-Haley's stock option plan. Exercise prices of these options range from $2.50 to $14.25 per share and the weighted average exercise price per share is $10.85. The only other outstanding rights to acquire shares are the selling shareholder's warrants to purchase the 22,250 shares offered hereby. Sport-Haley has registered the shares of Common Stock issuable under its stock option plan and the 22,250 shares issuable upon exercise of the warrants. All such shares are or will be freely tradeable upon exercise of the options or warrants. Sale into the public market of common stock underlying options or warrants may adversely affect the price of Sport-Haley's common stock.

CERTAIN ANTI-TAKEOVER PROVISIONS; PREFERRED STOCK

    Certain provisions of the Articles of Incorporation could make it more difficult for a third party to acquire control of Sport-Haley, even if such change in control would be beneficial to stockholders. The Articles of Incorporation allow Sport-Haley to issue preferred stock without stockholder approval. Such issuances could make it more difficult for a third party to acquire Sport-Haley.

DIVIDENDS

    Sport-Haley does not anticipate paying cash dividends in the foreseeable future.

                          IMPORTANT FACTORS RELATED TO
                FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

    This Prospectus and documents incorporated by reference herein contain certain forward-looking statements. When used in this Prospectus and in such documents, the words "may," "will," "expect," "anticipate," "continue," "estimate," "project," "intend," "believe" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") regarding events, conditions and financial trends including, without limitation, business conditions and growth in the fashion golf apparel market and the general economy; competitive factors and price pressures in the highend golf apparel market; inventory risks due to shifts in market conditions and/or price erosion of purchased apparel, raw fabric and trim; changes in product mix; and other risks or uncertainties detailed in other of the filings by Sport-Haley (the "Company") with the Securities and Exchange Commission (the "Commission"). Such statements are based on management's current expectations and are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company's actual plan of operations, business strategy, operating results and financial position could differ materially from those expressed in, or implied by, such forward-looking statements.

                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the shares of Common Stock (the Shares") by the Selling Shareholder offered hereby. Upon exercise of the Warrants, the Company will receive net proceeds of approximately $130,000. Such proceeds will be used as working capital and for general corporate purposes. Net proceeds not immediately required will be invested principally in U.S. government securities, short-term certificates of deposit, money market funds or other short-term, interest-bearing securities.

                              SELLING SHAREHOLDER

    Keith A. Koch (the "Selling Shareholder"), will own 22,250 Shares upon full exercise of his Warrants, all of which are being registered for sale. The Company has been advised that the Selling Shareholder has sole voting and investment power with respect to all such 22,250 Shares. The Shares represent less than 1% of the Company's total outstanding shares.

                              PLAN OF DISTRIBUTION

    The Selling Shareholder has advised the Company that he intends to sell the Shares offered as principal for his own account. The Shares will be sold from time to time in the over-the-counter market, in privately negotiated sales or on other markets. The Registration Statement of which this Prospectus forms a part must be current at any time during which the Selling Shareholder sells any Shares. The Company will maintain a current Registration Statement for six months following the date of this Prospectus to enable the Selling Shareholder to sell his Shares. Any securities sold in brokerage transactions may involve customary broker's commissions which are payable by the Selling Shareholder. The Company will not receive any proceeds from the sale of Shares by the Selling Shareholder.

                                 LEGAL MATTERS

    The validity of the Common Stock offered will be passed upon for the Selling Shareholder by Berliner Zisser Walter & Gallegos, P.C., Denver, Colorado. A shareholder of such firm owns 18,500 shares of Common Stock and options to acquire 7,500 shares of Common Stock.

                                    EXPERTS

    The financial statements for the fiscal years ended June 30, 1996, 1997 and 1998 incorporated in this Prospectus by reference to the Company's Annual Reports on Form 10-KSB and Form 10-K for the years ended June 30, 1996, 1997 and 1998 have been so included in reliance on the report of Levine Hughes & Mithuen Inc., independent accountants, given on the authority of said firm as experts in auditing and accounting.

    With respect to the information contained in quarterly reports on Form 10-QSB and Form 10-Q incorporated by reference herein, Levine Hughes & Mithuen Inc. has not audited or reviewed such information and accordingly, such firm does not express an opinion or any other form of assurance on that information.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act and, accordingly, files reports including Form 10-K, Form 10-Q and Form 8-K, proxy statements and other information with the Commission. The public may read and copy any materials the Company files with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of the Internet site is http://www.sec.gov.

    The Company has filed with the Commission a registration statement (together with all amendments thereto, the "Registration Statement") under the Securities Act for the Shares offered hereby. This Prospectus, filed as part of the Registration Statement, omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. The Registration Statement may be inspected and copied in the manner and at the sources described above. Any statements contained herein concerning the provisions of any document are not necessarily complete and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company's Annual Report on Form 10-K filed with the Commission on September 28, 1998 for the fiscal year ended June 30, 1998 and the quarterly report on Form 10-Q filed with the Commission on November 16, 1998 for the quarter ended September 30, 1998 are hereby incorporated by reference into this Prospectus. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A, which Form 8-A incorporated by reference the description of the Company's capital stock contained in the Company's Registration Statement on Form SB-2 (S.E.C. File No. 33-74876-D), both of which were declared effective on April 5, 1994, is hereby incorporated by reference into this Prospectus.

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed and incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, other than exhibits to such documents. Requests for such copies should be directed to Steve S. Auger, Treasurer, Sport-Haley, Inc., 4600 East 48th Avenue, Denver, Colorado 80216, Telephone: (303) 320-8800.

==============================================================================
    Sport-Haley has not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of its date.
























    UNTIL         , 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.






==============================================================================



==============================================================================


                                 22,250 SHARES



                                  [HALEY LOGO]









                               SPORT-HALEY, INC.




                                  COMMON STOCK





                             ---------------------
                                   PROSPECTUS
                             ---------------------












                                     , 1999


==============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Other expenses in connection with this offering which will be paid by the Selling Shareholder are estimated to be substantially as follows:


                                                                                                AMOUNT PAYABLE BY THE
ITEM                                                                                             SELLING SHAREHOLDER
----                                                                                            ---------------------
S.E.C. Registration Fees......................................................................   $      59.00
Legal Fees....................................................................................       1,000.00*
Accounting Fees and Expenses..................................................................         500.00*
Miscellaneous Expenses........................................................................         441.00*
                                                                                                 ------------
     Total....................................................................................   $   2,000.00*
                                                                                                 ============

------------------------
* Estimated for the purpose of this filing.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Colorado Business Corporation Act permits a corporation organized thereunder to indemnify its directors and officers for certain of their acts. The Articles of Incorporation of Sport-Haley, Inc. (hereinafter in this Part II, the "Company") have been framed so as to conform to the Colorado Business Corporation Act.

    In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the Company's best interest and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Board of Directors, by legal counsel or by a vote of the shareholders that the applicable standard of conduct was met by the person to be indemnified.

    The circumstances under which indemnification is granted in connection with an action brought on behalf of the Company are generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Company's best interest and with respect to which such person was not adjudged liable for negligence or misconduct.

    Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future pursuant to a vote of shareholders or directors. The statutory provision cited above and the referenced portion of the Articles of Incorporation also grant the power to the Company to purchase and maintain insurance which protects its officers and directors against any liabilities incurred in connection with their services in such a position, and such a policy may be obtained by the Company in the future.

ITEM 16.  EXHIBITS.

    The following is a complete list of Exhibits filed as part of this Registration Statement and which are incorporated herein.

EXHIBIT NO.     DOCUMENT
-----------     ---------

o   3.1.1       Articles of Incorporation of the Company as filed on January
                1, 1991, and as amended on March 25, 1991, September 18, 1992 and September 2, 1993, with the Secretary of State of the State of Colorado.

o   3.1.2       Amended and Restated Articles of Incorporation of the Company
                as filed on March 7, 1994 with the Secretary of State of the State of Colorado.

-   3.2.3       Amended and Restated By-laws of the Company as adopted January
                10, 1996.

o   4.1         Form of Specimen Certificate for Common Stock of the Company.

o   4.1.1       Form of Representative's Warrant issued by the Company to
                Schneider Securities, Inc.

*** 5. Opinion of Berliner Zisser Walter & Gallegos, P.C., regarding legality of the securities covered by this Registration Statement.

~   10.1        1993 Stock Option Plan, effective March 1993, as amended.

x   10.2.1      Employment Agreement, dated January 1, 1997, by and between
                Robert G. Tomlinson and the Company.

x   10.2.2      Employment Agreement, dated January 1, 1997, by and between
                Robert W. Haley and the Company.

x   10.2.3      Form of standard Endorsement Agreement by and between various golf professionals and the Company.

#   10.3        Business Loan Agreement, dated October 30, 1996, by and
                between Colorado National Bank and the Company.

@   10.4.1      Lease Agreement, dated July 29, 1994, by and among Thomas J.
                Hilb, individually, Thomas J. Hilb, as Trustee of the Connie
                Hilb Trust, and the Company.

-   10.4.2      Amendment to Lease Agreement, dated January 12, 1996, by and among Thomas J. Hilb, individually, Thomas J. Hilb, as Trustee of the Connie Hilb Trust, and the Company.

+   10.4.3      Laughlin Factory Outlet Store Lease, dated March 10, 1995, between Horizon Outlet Centers Limited Partnership and the
                Company.

**  10.4.4      Lease Agreement, dated April, 1998, between Larry M. Jones and
                Roberta C. Jones, and B&L Sportswear, Inc.

o   10.5        Form of Independent Sales Representative Agreement.

+   10.8        Agreement, dated July 13, 1995, by and between Rogue Golf Co.,
                Ltd. and the Company.

=   10.9        Agreement, dated October 5, 1995, by and between Mplus &
                Company, Yokohama, Japan, and the Company.

-   10.10       Trademark Licensing Agreement, dated October 14, 1995, by and between W.L. Gore & Associates, Inc. and the Company.

!   10.11       Distribution Agreement, dated February 22, 1996, by and between
                Transview Golf Pte Ltd. and the Company.

!   10.12       Amendment to Distribution Agreement, dated May 25, 1996, by and between Rogue Golf Co. Ltd. and the Company.

!   10.13       Distribution Agreement, dated May 7, 1996, by and between Silva
                Golf and the Company.

x   10.14       Form of Distribution Agreement by and between the Company and
                Pacsports Phils, Inc., Pacsports, Ltd. and Bossports.

xx  10.15       Stock Purchase Agreement among the Company, Marvin Urquhart,
                Larry M. Jones and Roberta C. Jones, and B&L Sportswear, Inc.

**  11          Schedule Computing Net Income Per Common Share

**  21          Subsidiaries of the Registrant

*** 23.1 The consent of Berliner Zisser Walter & Gallegos, P.C., to the use of its opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such firm in the Prospectus filed as part of this Registration Statement is included in Exhibit 5.

*** 23.2 Consent of Levine Hughes & Mithuen, Inc., independent certified public accountants for the Company.

* Incorporated by reference from the Company's Registration Statement on Form SB-2 (File No. 333-1214).
o Incorporated by reference from the Company's Registration Statement on Form SB-2 (File No. 33-74876-D).
+ Incorporated by reference from the Company's Form 10-KSB filed October 6, 1995 (File No. 1-12888).
@ Incorporated by reference from the Company's Form 10-KSB filed September 14, 1994 (File No. 1-12888).
= Incorporated by reference from the Company's Form 10-QSB filed November 14, 1995 (File No. 1-12888).
- Incorporated by reference from the Company's Form 10-QSBA/1 filed February 2, 1996 (File No. 1-12888).
! Incorporated by reference from the Company's Form 10-KSB filed October 11, 1996 (File No. 1-12888).
~ Incorporated by reference from the Company's Form 10-QSB filed May 12, 1997 (File No. 1-12888).
# Incorporated by reference from the Company's Registration Statement on Form S-3 (File No. 333-18831).
x Incorporated by reference from the Company's Form 10-KSB filed September 29,1997 (File No. 1-12888).
xx Incorporated by reference from the Company's Form 8-K filed April 27, 1998 (File No. 1-12888).
** Incorporated by reference from the Company's Form 10-K filed September 29, 1998 (File No. 1-12888).
*** Filed herewith.


ITEM 17.  UNDERTAKINGS.

       (a)   Rule 415.

       The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  Filings Incorporating Subsequent Exchange Act Documents by
              Reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (i) Rule 430A.

         The undersigned Registrant hereby undertakes that:

              (1) For determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on December 17, 1998.


                             SPORT-HALEY, INC.



                             By:  /s/ ROBERT G. TOMLINSON
                                ------------------------------------
                             Robert G. Tomlinson, Chairman of the Board and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                                     TITLE                            DATE


  /s/ ROBERT G. TOMLINSON                        Chairman of the Board and           December 17, 1998
------------------------------                   Chief Executive Officer
      Robert G. Tomlinson                        (Principal Executive Officer)


  /s/ ROBERT W. HALEY                            President and Director              December 17, 1998
------------------------------
      Robert W. Haley


  /s/ STEVE S. AUGER                             Treasurer (Principal Financial      December 17, 1998
------------------------------                   and Accounting Officer)
      Steve S. Auger


  /s/ MARK J. STEVENSON                          Director                            December 17, 1998
------------------------------
      Mark J. Stevenson


  /s/ RONALD J. NORICK                           Director                            December 17, 1998
------------------------------
      Ronald J. Norick


  /s/ JAMES H. EVEREST                           Director                            December 17, 1998
------------------------------
      James H. Everest

                                 EXHIBIT INDEX

o   3.1.1       Articles of Incorporation of the Company as filed on January 1,
                1991, and as amended on March 25, 1991, September 18, 1992 and
                September 2, 1993, with the Secretary of State of the State of Colorado.

o   3.1.2       Amended and Restated Articles of Incorporation of the Company
                as filed on March 7, 1994 with the Secretary of State of the State of Colorado.

-   3.2.3       Amended and Restated By-laws of the Company as adopted January
                10, 1996.

o   4.1         Form of Specimen Certificate for Common Stock of the Company.

o   4.1.1       Form of Representative's Warrant issued by the Company to
                Schneider Securities, Inc.

*** 5. Opinion of Berliner Zisser Walter & Gallegos, P.C., regarding legality of the securities covered by this Registration Statement.

~   10.1        1993 Stock Option Plan, effective March 1993, as amended.

x   10.2.1      Employment Agreement, dated January 1, 1997, by and between
                Robert G. Tomlinson and the Company.

x   10.2.2      Employment Agreement, dated January 1, 1997, by and between
                Robert W. Haley and the Company.

x   10.2.3      Form of standard Endorsement Agreement by and between various golf professionals and the Company.

#   10.3        Business Loan Agreement, dated October 30, 1996, by and between
                Colorado National Bank and the Company.

@   10.4.1      Lease Agreement, dated July 29, 1994, by and among Thomas J.
                Hilb, individually, Thomas J. Hilb, as Trustee of the Connie
                Hilb Trust, and the Company.

-   10.4.2      Amendment to Lease Agreement, dated January 12, 1996, by and among Thomas J. Hilb, individually, Thomas J. Hilb, as Trustee of the Connie Hilb Trust, and the Company.

+   10.4.3      Laughlin Factory Outlet Store Lease, dated March 10, 1995, between Horizon Outlet Centers Limited Partnership and the
                Company.

**  10.4.4      Lease Agreement, dated April, 1998, between Larry M. Jones and
                Roberta C. Jones, and B&L Sportswear, Inc.

o   10.5        Form of Independent Sales Representative Agreement.

+   10.8        Agreement, dated July 13, 1995, by and between Rogue Golf Co.,
                Ltd. and the Company.

=   10.9        Agreement, dated October 5, 1995, by and between Mplus &
                Company, Yokohama, Japan, and the Company.

-   10.10       Trademark Licensing Agreement, dated October 14, 1995, by and between W.L. Gore & Associates, Inc. and the Company.

!   10.11       Distribution Agreement, dated February 22, 1996, by and between
                Transview Golf Pte Ltd. and the Company.

!   10.12       Amendment to Distribution Agreement, dated May 25, 1996, by and between Rogue Golf Co. Ltd. and the Company.

!   10.13       Distribution Agreement, dated May 7, 1996, by and between Silva
                Golf and the Company.

x   10.14       Form of Distribution Agreement by and between the Company and
                Pacsports Phils, Inc., Pacsports, Ltd. and Bossports.

xx  10.15       Stock Purchase Agreement among the Company, Marvin Urquhart,
                Larry M. Jones and Roberta C. Jones, and B&L Sportswear, Inc.

**  11          Schedule Computing Net Income Per Common Share

**  21          Subsidiaries of the Registrant

*** 23.1 The consent of Berliner Zisser Walter & Gallegos, P.C., to the use of its opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such firm in the Prospectus filed as part of this Registration Statement is included in Exhibit 5.

*** 23.2 Consent of Levine Hughes & Mithuen, Inc., independent certified public accountants for the Company.

* Incorporated by reference from the Company's Registration Statement on Form SB-2 (File No. 333-1214).
o Incorporated by reference from the Company's Registration Statement on Form SB-2 (File No. 33-74876-D).
+ Incorporated by reference from the Company's Form 10-KSB filed October 6, 1995 (File No. 1-12888).
@ Incorporated by reference from the Company's Form 10-KSB filed September 14, 1994 (File No. 1-12888).
= Incorporated by reference from the Company's Form 10-QSB filed November 14, 1995 (File No. 1-12888).
- Incorporated by reference from the Company's Form 10-QSBA/1 filed February 2, 1996 (File No. 1-12888).
! Incorporated by reference from the Company's Form 10-KSB filed October 11, 1996 (File No. 1-12888).
~ Incorporated by reference from the Company's Form 10-QSB filed May 12, 1997 (File No. 1-12888).
# Incorporated by reference from the Company's Registration Statement on Form S-3 (File No. 333-18831).
x Incorporated by reference from the Company's Form 10-KSB filed September 29,1997 (File No. 1-12888).
xx Incorporated by reference from the Company's Form 8-K filed April 27, 1998 (File No. 1-12888).
** Incorporated by reference from the Company's Form 10-K filed September 29, 1998 (File No. 1-12888).
*** Filed herewith.